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                                                                     EXHIBIT h.4



                               LICENSE AGREEMENT

        This License Agreement is entered into as of the ___ day of ____, 2002, by and between Metzler-Payden, LLC, a Delaware limited liability company ("M/P") and The Metzler/Payden Investment Group, a Delaware business trust (the "Trust").

        WHEREAS, M/P was formed under the laws of the State of Delaware and commenced doing business under the corporate name "Metzler-Payden, LLC" On July 1, 1998 and has used such name at all times thereafter; and

        WHEREAS, the Trust was organized under the laws of the State of Delaware on March 22, 2002; and

        WHEREAS, the Trust has requested M/P's consent to the use of the phrase "Metzler/Payden" in the name of the Trust and/or one or more of the series of shares of beneficial interest of the Trust (collectively "Funds"), and M/P wishes to permit such use; and

        WHEREAS, the parties wish to enter into a written agreement to confirm the terms of such use by the Trust and the Funds;

        NOW, THEREFORE, in consideration of the premises and of the covenants hereinafter contained, M/P and the Trust hereby agree as follows:

        1. The Trust hereby acknowledges and agrees that the name "Metzler/Payden" is a valuable proprietary right of M/P and that the Trust has no rights to use such name in the name of the Trust or that of any of its Funds except as are provided to the Trust by M/P pursuant to this License Agreement. The Trust shall not in any manner represent that it has any rights of ownership or use with respect to the name "Metzler/Payden" except as set forth herein, and acknowledges that all uses of such initials by it shall inure to the benefit of M/P.

        2. M/P hereby grants the Trust a non-exclusive license to use the name "Metzler/Payden" in the names of the Trust and /or any one or more of its Funds, so long as such name is used in conjunction with other descriptive phrases such as "Investment Group" or phrases describing the investment objectives or purposes of a Fund (such as "ADR Equity Fund"). M/P hereby consents to the qualification of the Trust to do business under the laws of any state of the United States with the name "Metzler/Payden" in its name or that of any of its Funds and agrees to execute such formal consents as may be necessary in connection with such qualifications.

        3. M/P reserves and retains the right to grant to any other person, including without limitation any other investment company, the right to use the name "Metzler/Payden" or variations thereof in its name and no consent or permission of the Trust shall be necessary for such use; provided, however, that if required by the

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applicable law of any state, the Trust shall forthwith grant all requisite consents. The Trust shall take such actions as M/P may reasonably require to protect the rights of M/P to such name.

        4. The Trust shall have no right to grant to any other person a sublicense to use a name containing the name "Metzler/Payden". The Trust shall have no right to assign its interest in this Agreement or any part thereof to any other person without the prior written consent of M/P.

        5. The license provided to the Trust hereunder shall terminate and be of no further force or effect at such time as M/P no longer provides investment advisory services to the Trust or any Fund. In such event, the Trust shall as promptly as practicable take such actions as may be necessary to change its name and the names of the Funds to names that do not include the names "Metzler/Payden," or "Metzler," or "Payden".

        6. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may not be amended at any time except by a writing signed by the parties hereto.

        7. All of the terms of this Agreement shall be binding upon, and except as set forth herein shall inure to the benefit of, the successors and assigns of the parties.

        8. M/P acknowledges that it has received a copy of the Declaration of Trust, dated May 1, 2002. M/P further acknowledges and agrees that the obligation of the Trust under this Agreement are not binding on any officers, trustees or shareholders of the Trust individually, but are binding only upon the assets and properties of the Trust.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        METZLER-PAYDEN, LLC

                                        By:
                                           -------------------------------------
                                             Scott J. Weiner, President


                                        THE METZLER/PAYDEN INVESTMENT TRUST

                                        By:
                                           -------------------------------------
                                             Yot Chattrabhuti, Vice President